   As filed with the Securities and Exchange Commission on December 30, 1998.

                                                     Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               FRESH AMERICA CORP.
             (Exact name of registrant as specified in its charter)

                  TEXAS                                                                     76-0281274
(State or other jurisdiction of incorporation or organization)                (I.R.S. Employer Identification No.)

                           6600 LBJ FREEWAY, SUITE 180
                               DALLAS, TEXAS 75240
                                 (972) 774-0575

  (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                                 ---------------

David I. Sheinfeld                                  COPIES TO:
Chairman of the Board and                           Alan J. Bogdanow
Chief Executive Officer                             Hughes & Luce, L.L.P.
6600 LBJ Freeway                                    1717 Main Street
Suite 180                                           Suite 2800
Dallas, Texas  75240                                Dallas, Texas  75201
(972) 774-0575                                      (214) 939-5500

                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                 ---------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
    TITLE OF SHARES             AMOUNT            PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
   TO BE REGISTERED              TO BE             AGGREGATE PRICE           AGGREGATE             REGISTRATION
                              REGISTERED             PER UNIT(1)         OFFERING PRICE(1)              FEE
---------------------------------------------------------------------------------------------------------------------
     Common Stock,
    $.01 par value              202,275               $13.0625(2)           $2,642,218(2)            $734.54
=====================================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee.
(2) Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the high and low price per share of Fresh America Corp. Common Stock on December 28, 1998, as reported by the Nasdaq Stock Market's National Market.

                                 ---------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                               FRESH AMERICA CORP.
                                 202,275 SHARES
                                  COMMON STOCK

                      ------------------------------------

         Our shareholders listed below under the caption "Selling Shareholders" are offering to sell up to 202,275 shares of our common stock under this Prospectus. These Selling Shareholders acquired shares of our common stock from us in private transactions.

         The offering of shares of our common stock under this Prospectus is being made by the Selling Shareholders only. It is not part of an original issuance by us of shares of our common stock. Accordingly, all of the net proceeds from the sale of shares of our common stock offered under this Prospectus will go to the Selling Shareholders who offer and decide to sell their shares. We will not receive any of the proceeds from the Selling Shareholders' sale of their shares.

         The Selling Shareholders may offer their shares of our common stock in transactions on the Nasdaq Stock Market's National Market, in negotiated transactions, or through a combination of these methods. The Selling Shareholders may offer their shares of our common stock at prevailing market prices or at privately negotiated prices. See below under the caption "Plan of Distribution".

         Our common stock is quoted on the Nasdaq and trades under the symbol "FRES." On December 28, 1998 the closing price of one share of our common stock, as reported on the Nasdaq, was $13.25.

                      ------------------------------------

         THIS INVESTMENT IN SHARES OF OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 5.

                      ------------------------------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                      ------------------------------------

         You should rely only on the information contained in this document or information that we have referred you to. We have not authorized anyone to provide you with information that is different.

         The shares of common stock being offered under this Prospectus are not being offered in any jurisdiction where the offer is not permitted.

         The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of shares of our common stock offered under this Prospectus.


                   This Prospectus is dated December 30, 1998.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, we file reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy the various reports, proxy statements, information statements, and other information that we file with the Commission pursuant to the requirements of the Exchange Act at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549-1004 and at the following regional offices of the Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60606. Copies of such materials may be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Also, the Commission maintains a Web site that contains our various Commission filings and other information about the Company. The Commission's Web site address is http://www.sec.gov.

         We are a publicly held corporation, and our common stock is traded on the Nasdaq under the symbol "FRES." You may review copies of our various reports, proxy statements, information statements and other information at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20549.

         We intend to furnish our shareholders with annual reports containing audited consolidated financial statements and other periodic reports as we may determine or as may be required by law.

         This Prospectus constitutes a part of a registration statement on Form S-3 (together with all exhibits to such registration statement, the "Registration Statement") that we have filed with the Commission under the Securities Act of 1933, as amended, (the "Securities Act"). This Prospectus does not contain all information included in the Registration Statement. Certain parts of the Registration Statement have been omitted in accordance with the rules and regulations of the Commission. For further information, please refer to the Registration Statement which can be inspected on the Commission's Web site or at the public reference rooms at the offices of the Commission.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The Commission allows us to "incorporate by reference" certain information and reports that we file with it. Accordingly, this Prospectus incorporates by reference the following documents previously filed by us with the Commission pursuant to the Securities Act and the Exchange Act, and these documents shall be deemed a part of this Prospectus:

         (i) our Annual Report on Form 10-K, which contains audited consolidated financial statements as of January 2, 1998 and January 3, 1997 and for each of the fiscal years in the three year period ended January 2, 1998 (File No. 0-24124);

         (ii) our Quarterly Report on Form 10-Q, which contains unaudited consolidated financial statements as of April 3, 1998 and for each of the fiscal quarters ended April 3, 1998 and March 28, 1997 (File No. 0-24124);

         (iii) our Quarterly Report on Form 10-Q, which contains unaudited consolidated financial statements as of July 3, 1998 and for each of the fiscal quarters and six months ended July 3, 1998 and June 27, 1997 (File No. 0-24124);

         (iv) our Quarterly Report on Form 10-Q, which contains unaudited consolidated financial statements as of October 2, 1998 and for each of the fiscal quarters and nine months ended October 2, 1998 and September 26, 1997 (File No. 0-24124);

         (v) our Current Report on Form 8-K filed February 17, 1998 (as amended on April 17, 1998), which includes the audited financial statements of Francisco Distributing Company, LLC and pro forma financial information related to our acquisition of Francisco Distributing Company, LLC as of and for the fiscal year ended December 31, 1997 (File No. 0-24124); and

         (vi) a description of the common stock contained in our registration statement on Form 8-A, dated May 12, 1994 (File No. 0-24124), including amendments or reports filed for the purpose of updating such description.

         All of the documents that we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering relating to this Prospectus will be deemed to be incorporated by reference in this Prospectus and to constitute a part of this Prospectus from the date that such documents are filed with the Commission. For purposes of this Prospectus, any statement that is incorporated or deemed to be incorporated by reference in this Prospectus will be deemed to be modified, replaced, or superseded by a statement contained in this Prospectus or contained in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Prospectus. Such modified or superseded statement will be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         You may request, at no cost, copies of any or all of the documents incorporated by reference in this Prospectus (other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates) by writing or telephoning us at:

                               Fresh America Corp.
                                6600 LBJ Freeway
                                    Suite 180
                               Dallas, Texas 75240
                          Attn: Chief Financial Officer
                            Telephone: (972) 774-0575

                                   THE COMPANY

         We are a leading provider of integrated food distribution management services for fresh produce and other refrigerated perishable products. These services include regional/centralized purchasing, warehousing, distribution, logistics, systems and customer support. We serve over 2,000 customers and operate in 43 states and Canada through twenty-three distribution and processing facilities located in Texas, Georgia, Florida, Pennsylvania, Indiana, Ohio, Illinois, Louisiana, Nevada, California and Ontario, Canada. Throughout our history, we have developed the expertise, infrastructure and systems to offer both buyers and sellers of fresh produce a broad menu of services. Because of its perishable nature, fresh produce presents challenges in procurement and distribution and is generally handled by specialized distributors.

         We are a Texas corporation. Our principal offices are located at 6600 LBJ Freeway, Suite 180, Dallas, Texas 75240 (telephone number 972/774-0575).

                                  RISK FACTORS

         You should carefully consider the following risk factors and warnings before making an investment decision. The risks described below are not the only ones that we face. Additional risks that we do not yet know of or that we currently think are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should also refer to the other information set forth and incorporated by reference in this Prospectus.

         This Prospectus and the information incorporated by reference in this Prospectus contain forward-looking statements. These statements refer to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "anticipates," "plans," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined below. These factors may cause our actual results to differ materially from those expressed in forward-looking statements made or incorporated by reference in this Prospectus.

POTENTIAL ADVERSE EFFECT OF EXPANDING OUR BUSINESS.

         Our management has stated its intention to expand and diversify our customer base, geographic coverage, market penetration and service offerings through the development of new business opportunities and through selected acquisitions. The pursuit of such opportunities will require a significant investment of our funds and the attention of our management. These opportunities will be subject to all of the risks inherent in the establishment of a new product or service offering, including intense competition, lack of sufficient customer demand, unavailability of experienced management and unforeseen complications, delays and cost increases. We may also incur costs in connection with pursuing new growth opportunities that we cannot recover. There can be no assurance that we will find suitable acquisition candidates at acceptable prices or succeed in integrating any acquired business into our existing business or that we will retain key customers and management of such acquired businesses.

WE MAY NOT BE ABLE TO RAISE NEEDED FUNDS.

         In order to fulfill our intention to diversify our customer base and make selected acquisitions, we will need to raise additional debt or equity capital funds. There can be no assurance that we will be able to raise the debt or equity capital or obtain credit from financial institutions when such a need arises. Changes in interest rates, market liquidity, stock prices and general market conditions may all affect our ability to raise funds.

LOSS OF SAM'S CLUB AS A CUSTOMER COULD ADVERSELY AFFECT OUR BUSINESS.

         Sam's Club, a division of Wal-Mart Stores, Inc. ("Sam's"), is our primary customer and accounted for approximately 39% of sales for the nine months ended October 2, 1998 and 67%, 90% and 98% of our sales for fiscal years 1997, 1996 and 1995, respectively. Our relationship with Sam's is governed by the terms and conditions of a five year agreement (the "Agreement") that became effective December 1, 1995 and expires on November 30, 2000. The Agreement gives us the exclusive right to distribute fresh fruit and vegetables, refrigerated pre-packed produce and produce-related refrigerated processed foods to Sam's stores located within the geographic areas served by our distribution centers.

         o Sam's is not required to purchase any particular quantity of produce from us under the Agreement. Any adverse development affecting Sam's or any decision by Sam's to close existing clubs, reduce the number of new clubs that it opens or reduce the number of clubs that offer fresh produce and related products could have a material adverse effect on us. Our current Agreement with Sam's may be terminated by Sam's prior to November 30, 2000 under certain circumstances, for example, if we commit a material breach under the Agreement or there are material documented problems that continue unresolved with the distribution of our products.

         o The Agreement initially covered 375 Sam's Clubs. Sam's has the right to terminate the Agreement to the extent of 40 Clubs each year, which right was fully exercised by Sam's for 1997 and 1998. We expect that such trend may continue in 1999 and 2000. Our expansion strategy is designed in part to reduce our dependence on Sam's over the five-year term of the Agreement through strategic acquisitions as well as the expansion of existing relationships with our other customers. As a result of our strategic efforts, the percentage of our revenues derived from Sam's has decreased from 98% at the start of the Agreement to 39% for the nine months ended October 2, 1998. Our objective is for Sam's revenues to constitute no more than 20% of our annualized revenues by the end of fiscal 1999.

         o Sam's has no obligation to extend or renew the Agreement or have any other vendor relationship with us after December 1, 2000. We believe that the distribution experience and systems we have developed from our relationships with Sam's and our other customers, as well as from our acquisitions, will enable us to successfully diversify our business. However, there is substantial risk that the Agreement will not be extended or renewed, and there can be no assurance that our diversification efforts will be successful. To the extent that we are not able to successfully generate additional profitable replacement business from our internal and external programs by December 1, 2000, the loss of the Sam's business could have a material adverse effect on our revenues and net income.

         POTENTIAL ADVERSE EFFECTS OF PRICE AND QUALITY FLUCTUATIONS.

         Prices of high quality fresh produce are extremely volatile based on available supply, which can be significantly affected by factors such as weather, disease and level of agricultural production. Both our sales and profitability could be negatively affected during periods of exceptionally high, low or volatile prices.

         WE OPERATE IN HIGHLY COMPETITIVE MARKETS.

         We operate in highly competitive markets, and our success will be largely dependent on our ability to provide quality products at the lowest possible prices. We compete with food service companies, produce distribution companies and wholesale food distribution companies, some of which have substantially greater financial resources. There can no be assurance that we will be able to compete successfully with current or future competitors.

         LOSS OF KEY PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS.

         Our future success will depend to a significant extent on the efforts and abilities of our senior management. The loss of the services of one or more of our senior managers could have a material adverse effect on us.

         WE HAVE A SEASONAL BUSINESS.

         Our business is seasonal, with our highest sales and net income historically occurring during our fourth fiscal quarter. Any adverse development affecting our operations during this period, such as the unavailability of high quality produce or harsh weather conditions, could have a disproportionate impact on our results of operations for the full year.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This Prospectus contains or incorporates by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are subject to risks and uncertainties. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, those listed under "Risk Factors" and elsewhere in this Prospectus and information incorporated by reference in this Prospectus.

         In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "anticipates," "plans," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

         Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any such forward-looking statements. We are under no duty to update any of the forward-looking statements after the date of this Prospectus to conform such statements to actual results.

                              SELLING SHAREHOLDERS

         The shares of common stock to be sold pursuant to the offering under this Prospectus were acquired by the Selling Shareholders in connection with Fresh America's acquisitions of King's Onion House, Inc., Sam Perricone Citrus Co., Inc. and Lone Star Produce, Inc. The table below sets forth information with respect to the Selling Shareholders' beneficial ownership of our common stock immediately prior to this offering and as adjusted to reflect the sale of shares of common stock pursuant to this offering. All information with respect to the Selling Shareholders' beneficial ownership in our common stock has been furnished by the Selling Shareholders.

                                                Beneficial Ownership                Beneficial Ownership
                                                 Prior to Offering                     After Offering
                                       ---------------------------------------    ------------------------
                                       Number of     Percent of     Shares to     Number of     Percent of
Name of Beneficial Owner                 Shares       Class (1)    be Sold (2)      Shares        Class
------------------------               ---------     ----------    -----------    ---------     ----------

William Boone                              7,500         *             7,500          0             0%
Norman O. King                            75,474       1.38%          75,474          0             0%
Sam Perricone                             41,756         *            41,756          0             0%
Henry Beyer                               35,790         *            35,790          0             0%
Sam Perricone Children's Trust            41,755         *            41,755          0             0%

---------------
*Less than 1%

(1) Computed based on the shares of common stock outstanding as of December 28, 1998.

(2)  Assumes all the shares of common stock that may be offered are sold.

                              PLAN OF DISTRIBUTION

         The shares of common stock being offered hereby are being registered to permit public secondary trading of such shares by their holders from time to time after the date of this Prospectus. The sale of shares of our common stock offered hereby may be effected, from time to time, either directly or by one or more broker-dealers or agents, in one or more transactions (which may involve crosses or block transactions) on the Nasdaq National Market (or other national securities exchange or quotation services on which the common stock may be listed or quoted at the time of sale) or otherwise. Such common stock may also be sold in one or more negotiated transactions, or through a combination of such methods of distribution, at the prevailing market prices, fixed prices, varying prices determined at the time of sale or at negotiated prices.

         Broker-dealers or agents who effect sales of our common stock for the Selling Shareholders may do so by purchasing the common stock as principals or by selling the common stock as agent for the Selling Shareholders. Any such broker-dealer or agent may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or from the purchasers of the shares of common stock for which such broker-dealer or agent acts as agent or to whom such broker-dealer sells as principal, or both (which compensation as to a particular broker-dealer or agent may be in excess of customary compensation).

         The Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder. These provisions may limit the timing of purchases and sales of the common stock offered by the Selling Shareholders and thereby affect the marketability of such common stock. For example, Rule 102 under Regulation M promulgated under the Exchange Act prohibits any person connected with a distribution of our common stock (a "Distribution") from directly or indirectly bidding for, or purchasing for any account in which he or she has a beneficial interest, any of our common stock or any right to purchase our common stock, for a period of one business day before and after the completion of his or her participation in the Distribution (we refer to that time period as the "Distribution Period").

         During the Distribution Period, Rule 104 under Regulation M prohibits the Selling Shareholders and any other persons engaged in the Distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of our common stock. No such person may effect any stabilizing transaction to facilitate any offering on the public market. Inasmuch as the Selling Shareholders will be reoffering and reselling our common stock on the public market, Rule 104 prohibits them from effecting any stabilizing transaction in contravention of Rule 104 with respect to our Common Stock.

         In order to comply with certain states' securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common stock may not be sold unless the common stock has been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

                                 USE OF PROCEEDS

         We will not receive any proceeds from this offering.

                                  LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for us by Hughes & Luce, L.L.P., Dallas, Texas.

                                     EXPERTS

         The consolidated financial statements of Fresh America Corp. and its subsidiaries as of January 2, 1998 and January 3, 1997, and for each of the years in the three-year period ended January 2, 1998, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of Francisco Distributing Company, LLC, as of and for the year ended December 31, 1997 have been incorporated by reference in this Prospectus and in the Registration Statement in reliance upon the report of Bechman Kirkland & Whitney, independent certified public accountants, which report is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 INDEMNIFICATION

         As permitted by the Texas Business Corporation Act ("TBCA"), our Bylaws provide that we will indemnify our directors and officers against certain liabilities that those persons may incur in their capacities as directors or officers. Furthermore, our Restated Articles of Incorporation eliminate the liability of our directors to the maximum extent permitted by the TBCA.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under Texas law, our Articles of Incorporation or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     PART II


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table indicates the estimated expenses to be incurred in connection with the offering described in this Registration Statement, all of which will be paid by us.

                  Registration fee                                                   $    734.54
                  Accounting fees and expenses                                          2,000.00
                  Legal fees and expenses                                               4,000.00
                  Miscellaneous expenses                                                3,265.46
                                                                                     -----------

                           Total:                                                    $ 10,000.00

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the TBCA, our Bylaws provide that we will indemnify our directors and officers against certain liabilities that those persons may incur in their capacities as directors or officers. Furthermore, our Restated Articles of Incorporation eliminate the liability of our directors to the maximum extent permitted by the TBCA.

ITEM 16. EXHIBITS.

         The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-5 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                            (i) To include any Prospectus required by Section
                      10(a)(3) of the Securities Act.

                            (ii) To reflect in the Prospectus any facts or
                      events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of

                      Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                            (iii) To include any material information with
                      respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) and 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 30, 1998.

                              FRESH AMERICA CORP.



                              By:   /s/ John Gray
                                  ----------------------------------------------
                                  John Gray,
                                  Executive Vice President and
                                  Chief Financial Officer
                                  (Principal Financial and Accounting Officer)

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Fresh America Corp., hereby severally constitute and appoint David I. Sheinfeld, Steve R. Grinstead and John Gray and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to the Registration Statement and Registration Statements related to the same offering, and generally to do all things in our name and behalf in the capacities indicated below to enable Fresh America Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements to the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                                     Title                                      Date
              ---------                                     -----                                      ----

     /s/ David I. Sheinfeld                        Chairman of the Board,                         December 30, 1998
     --------------------------------              Chief Executive Officer
         David I. Sheinfeld                             and Director
                                                (Principal Executive Officer)

     /s/ John Gray                              Executive Vice President and                      December 30, 1998
     --------------------------------              Chief Financial Officer
              John Gray                  (Principal Financial and Accounting Officer)

     /s/ Steven R. Grinstead                              Director                                December 30, 1998
     --------------------------------
           Steven R. Grinstead

     /s/ Thomas M. Hubbard                                Director                                December 30, 1998
     --------------------------------
            Thomas M. Hubbard

     /s/ Sheldon I. Stein                                 Director                                December 30, 1998
     --------------------------------
            Sheldon I. Stein


     --------------------------------                     Director                                December __, 1998
           Lawrence V. Jackson

     /s/ Colon Washburn                                   Director                                December 30, 1998
     --------------------------------
             Colon Washburn

                                INDEX TO EXHIBITS


    Exhibit
    Number                              Description of Exhibits
    -------                             -----------------------

     *5.1        Opinion of Hughes & Luce, L.L.P.
    *23.1        Consent of Hughes & Luce, L.L.P. (included in Exhibit 5.1)
    *23.2        Consent of KPMG Peat Marwick LLP
    *23.3        Consent of Beckman Kirkland & Whitney
    *24.1        Power of Attorney (included in Part II of this Registration Statement)

---------------
*    Filed Herewith.